EXECUTION COPY








                          SIMON DEBARTOLO GROUP, L.P.
                       (a Delaware limited partnership)

                          SIMON PROPERTY GROUP, L.P.
                       (a Delaware limited partnership)


                               Medium-Term Notes
                  Due Nine Months or More From Date of Issue
                                 together with
                                 the Guarantee

                            DISTRIBUTION AGREEMENT

                                                                  May 15, 1997


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
CHASE SECURITIES INC.
LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
NATIONSBANC CAPITAL MARKETS, INC.
SALOMON BROTHERS INC
UBS SECURITIES LLC
c/o Merrill Lynch & Co.
World Financial Center
North Tower, 10th Floor
New York, New York  10281-1310

Dear Sirs:

            Simon DeBartolo Group, L.P., a Delaware limited partnership (the "Operating Partnership"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Chase Securities Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, NationsBanc Capital Markets, Inc., Salomon Brothers Inc and UBS Securities LLC (each, an "Agent", and collectively, the "Agents") with respect to the issue and sale by the Operating Partnership of its Medium-Term Notes Due Nine Months or More From Date of Issue (the "Notes"). The Notes are to be issued pursuant to an indenture, dated as of November 26, 1996, as amended, supplemented or modified from time to time, including the Third Supplemental Indenture thereto dated as of May 15, 1997 (the "Indenture"), between the Operating Partnership, the Guarantor (as defined below) and The Chase Manhattan Bank, as trustee (the "Trustee"). As of the date hereof, the Operating Partnership has authorized the issuance and sale of up to U.S.$300,000,000 aggregate initial offering price of Notes (or its equivalent, based upon the exchange rate at the applicable trade date, in such foreign or composite currencies as the Operating Partnership shall designate at the time of issuance) to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Operating Partnership may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof. Simon Property Group, L.P., a Delaware limited partnership and a subsidiary of the Operating Partnership (the "Guarantor", or "SPG, LP" and, together with the Operating Partnership, the "Partnerships") will guarantee (the "Guarantee") the due and punctual payment of the principal of, premium, if any, interest on, and any other amounts with respect to, the Notes, when and as the same shall become due and payable, whether at a maturity date, on redemption, by declaration of acceleration or otherwise. As used herein, "Securities" shall mean the Notes together with the Guarantee.

            This Agreement provides both for the sale of Securities by the Operating Partnership to one or more Agents as principal for resale to investors and other purchasers and for the sale of Securities by the Operating Partnership directly to investors (as may from time to time be agreed to by the Operating Partnership and the applicable Agent), in which case such Agent will act as an agent of the Operating Partnership in soliciting offers for the purchase of the Securities.

            The Partnerships have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-11491) and pre-effective amendments Nos. 1, 2, 3 and 4 thereto for the registration of debt securities of the Operating Partnership as guaranteed by the Guarantor under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Partnerships have filed such post-effective amendments thereto as may be required prior to any acceptance by the Operating Partnership of an offer for the purchase of Securities. Such registration statement (as so amended) has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement, as so amended (and any further registration statements which may be filed by the Partnerships for the purpose of registering additional Securities and in connection with which this Agreement is included or incorporated by reference as an exhibit) is referred to herein as the "Registration Statement"; and the final prospectus, dated November 21, 1996, constituting a part of the Registration Statement, and all applicable amendments or supplements thereto (including the final prospectus supplement and pricing supplement relating to the offering of Securities), in the form first furnished to the applicable Agent(s), are collectively referred to herein as the "Prospectus" (except that if any revised prospectus shall be provided to the Agents by the Partnerships for use in connection with the offering  of  the Notes, the term "Prospectus"  shall  refer  to  such  revised prospectus from and after the time it is first provided to the Agents); provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"); provided, further, that if the Partnerships file a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act
Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus furnished by the Operating Partnership after the registration statement became effective and before any acceptance by the Operating Partnership of an offer for the purchase of Securities which omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. For purposes of this Agreement, all references to the
Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

SECTION 1.  APPOINTMENT AS AGENT.

            (a) APPOINTMENT. Subject to the terms and conditions stated herein and subject to the reservation by the Operating Partnership of the right to sell Securities directly on its own behalf and through or to other dealers or agents, the Operating Partnership hereby appoints each Agent as an agent of the Operating Partnership for purpose of soliciting purchases of the Securities from the Operating Partnership by others. The Operating Partnership may from time to time offer Securities for sale otherwise than through an Agent; PROVIDED, HOWEVER, that so long as this Agreement shall be in effect the Operating Partnership shall not solicit offers to purchase Securities through any other agent without amending this Agreement to appoint such other agent an additional Agent hereunder on the same terms and conditions as provided herein for the Agents and without giving the Agents prior notice of such appointment (and each Agent hereby consents to any such amendment subject only to receipt of prior notice thereof). In the absence of such an amendment, the Operating Partnership may accept offers to purchase Securities from or through an agent other than an Agent, PROVIDED that (i) the Operating Partnership shall not have solicited such offers, (ii) the Operating Partnership and such agent shall have executed an agreement with respect to such purchases having terms and conditions (including, without limitation, commission rates) with respect to such purchases substantially the same as the terms and conditions that would apply to such purchases under this Agreement if such agent was an Agent (which may be accomplished by incorporating by reference in such agreement the terms and conditions of this Agreement) and (iii) the Operating Partnership shall provide the Agents with a copy of such agreement promptly following the execution thereof.

            (b) SALE OF SECURITIES. The Operating Partnership shall not sell or approve the solicitation of purchases of Securities in excess of the amount which shall be authorized by the Operating Partnership from time to time or in excess of the aggregate initial offering price of Securities registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Securities sold, or of otherwise monitoring the availability of Securities for sale, under the Registration Statement.

            (c) PURCHASES AS PRINCIPAL. The Agents shall not have any obligation to purchase Securities from the Operating Partnership as principal. However, absent an agreement between an Agent and the Operating Partnership that such Agent shall be acting solely as an agent for the Operating Partnership, such Agent shall be deemed to be acting as principal in connection with any offering of Securities by the Operating Partnership through such Agent. Accordingly, the Agents, individually or in a syndicate, may agree from time to time to purchase Securities from the Operating Partnership as principal for resale to investors and other purchasers determined by such Agent or Agents. Any such purchase of Securities from the Operating Partnership by an Agent as principal shall be made in accordance with Section 3(a) hereof.

            (d) SOLICITATIONS AS AGENT. If agreed upon by an Agent and the Operating Partnership, such Agent, acting solely as agent for the Operating Partnership and not as principal, will solicit offers for the purchase of the Securities. Such Agent will communicate to the Operating Partnership, orally, each offer to purchase Securities solicited by it on an agency basis, other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Securities, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Operating Partnership may accept or reject any proposed purchase of Securities, in whole or in part. Such Agent shall make reasonable efforts to assist the Operating Partnership in obtaining performance by each purchaser whose offer to purchase Securities has been solicited by it on an agency basis and accepted by the Operating Partnership. Such Agent shall not have any liability to the Operating Partnership in the event that any such purchase is not consummated for any reason. If the Operating Partnership shall default on its obligation to deliver Securities to a purchaser whose offer has been solicited by such Agent on an agency basis and accepted by the Operating Partnership, the Operating Partnership shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Operating Partnership and (ii) pay to such Agent any commission to which it would otherwise be entitled absent such default.

            (e) RELIANCE. The Operating Partnership and the Agents agree that any Securities purchased by one or more Agents as principal shall be purchased, and any Securities the placement of which one or more Agents arranges as an agent of the Operating Partnership shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Transaction Entities (as hereinafter defined) contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.  REPRESENTATIONS AND WARRANTIES BY THE TRANSACTION ENTITIES.

            (a) The Operating Partnership, Simon DeBartolo Group, Inc., a Maryland corporation, sole general partner of the Guarantor and a general partner of the Operating Partnership (the "Company"), SD Property Group, Inc. (formerly DeBartolo Realty Corporation ("DeBartolo")), an Ohio corporation and the managing general partner of the Operating Partnership ("SD Property", and together with the Company, the "General Partners", and collectively with the Company and the Partnerships, the "Transaction Entities") and the Guarantor represent and warrant, jointly and severally, to each Agent, as of the date hereof, as of the date of each acceptance by the Operating Partnership of an offer for the purchase of Securities (whether to such Agent as principal or through such Agent as agent), as of the date of each delivery of Securities (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to such Agent as principal is referred to herein as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Securities or similar changes)(each of the times referenced above is referred to herein as a "Representation Date"), as follows:

                  (1) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Partnerships meet the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Transaction Entities, are contemplated by the Commission or the state securities authority of any jurisdiction, and any request on the part of the Commission for additional information has been complied with. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Transaction Entities, threatened by the Commission or the state securities authority of any jurisdiction. In addition, the Indenture has been duly qualified under the 1939 Act.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the most recent Annual Report on Form 10-K of any of the Company, the Operating Partnership and the Guarantor with the Commission (the "Form 10-Ks")) became effective and at each Representation Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at each Representation Date, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Partnerships elect to rely upon Rule 434 of the 1933 Act Regulations, the Partnerships will comply with the requirements of Rule
      434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Partnerships in writing by any Agent expressly for use in the Registration Statement or the Prospectus or to that part of the Registration Statement which constitutes the Trustees' Statement of Eligibility under the 1939 Act (the "Form T-1").

                  Each preliminary prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Agents for use in connection with the offering of the Securities will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Securities, the Partnerships have complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees therefor.

                  (2) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date hereof, at the date of the Prospectus, and at each Representation Date, or during the period in which a prospectus is required to be delivered, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the
      Partnerships  in  writing   by   any  Agent  expressly  for  use  in  the
      Registration Statement or the Prospectus or to that part of the Registration Statement which constitutes the Form T-1.

                  (3) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (4)   FINANCIAL   STATEMENTS.    The   financial   statements
      included, or incorporated by reference, in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the respective entity or entities or group presented therein at the respective dates indicated and the statement of operations, stockholders' equity and cash flows of such entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included, or incorporated by reference, in the Registration Statement and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein. The selected financial data, the summary financial information and other financial information and data included, or incorporated by reference, in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included, or incorporated by reference, in the Registration Statement and the Prospectus. In addition, any pro forma financial information and the related notes thereto included, or incorporated by reference, in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines and the guidelines of the American Institute of Certified Public Accountants ("AICPA") with respect to pro forma information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All historical financial statements and information and all pro forma financial statements and information required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations are included, or incorporated by reference, in the Registration Statement and the Prospectus.

                  (5)   NO  MATERIAL  ADVERSE  CHANGE  IN  BUSINESS.  Since the
      respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, the Partnerships, SD Property, M.S. Management Associates, Inc., a Delaware corporation ("SPG Management Company"), M.S. Management Associates (Indiana), Inc., an Indiana corporation ("Management (Indiana)"), Simon MOA Management Company, Inc., an Indiana corporation ("MOA"), DeBartolo Properties Management, Inc., an Ohio corporation ("DRC Management Company, and together with SPG Management Company, Management (Indiana) and MOA, the "Management Companies") and Simon Property Group (Delaware), Inc. and Jefferson Simon Property, Inc. (collectively, the "Reit Subs") or any subsidiary of the Operating Partnership (other than any Property Partnership (as defined below)) not listed among the foregoing entities, (the Company, the Partnerships, SD Property, the Management Companies, and the Reit Subs and such subsidiaries being sometimes hereinafter collectively referred to as the "Simon DeBartolo Entities" and individually as a "Simon DeBartolo Entity"), or of any entity which owns any Portfolio Property (as such term is defined in the Prospectus) or any direct or indirect interest in any Portfolio Property (the "Property Partnerships") whether or not arising in the ordinary course of business, which would be material to the Company and the Partnerships, taken as a whole (anything which would be material to the Company and the Partnerships, taken as a whole, being hereinafter referred to as "Material;" and such a material adverse change, a "Material Adverse Effect"), (B) no casualty loss or condemnation or other adverse event with respect to the Portfolio Properties has occurred which would be Material, (C) there have been no transactions or acquisitions entered into by the Simon DeBartolo Entities or the Property Partnerships, other than those in the ordinary course of business, which would be Material, (D) except for regular quarterly distributions on shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), the Class B Common Stock and Class C Common Stock (each as defined below) in amounts per share that are consistent with past practice, and except for regular quarterly distributions of the required distributions with respect to the shares of the Company's Series A and B Preferred Stock, par value $0.0001 per share, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (E) except for distributions in amounts per unit of the Operating Partnership that are consistent with past practices, there has been no distribution of any kind declared, paid or made by either of the Partnerships on any of its respective general, limited and/or preferred partnership interests, and
      (F) with the exception of transactions in connection with (1) the Simon Property Group and Adopting Entities Matching Savings Plan, the Simon Property Group, L.P. Employee Stock Plan, the Simon Property Group Incentive Bonus Plan, the Simon Property Group Stock Incentive Plan, the Simon Property Group, Inc. Director Stock Option Plan and the Simon DeBartolo Group, Inc. Stock Incentive Plan (the "Stock Option Plans"),
      (2) the Simon Property Group, Inc. Automatic Dividend Reinvestment and Stock Purchase Plan (the "Distribution Reinvestment Plan"), and (3) the possible issuance of shares of Common Stock upon the conversion of Series A Preferred Stock, the exchange of partnership interests in (a) the Operating Partnership ("OP Units") or (b) SPG, L.P. ("LP Units" and together with the OP Units, the "Units"), or upon the exchange of shares of Class B Common Stock, par value $0.0001 per share (the "Class B Common Stock"), or upon the exchange of Class C Common Stock, par value $0.0001 per share (the "Class C Common Stock"), there has been no change in the capital stock of the corporate Simon DeBartolo Entities or in the partnership interests of either of the Partnerships or any Property Partnership, or any increase in the indebtedness of the Simon DeBartolo Entities, the Property Partnerships or the Portfolio Properties which would be Material.

                  (6) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and have been offered and sold in compliance with all applicable laws (including without limitation, federal or state securities laws).

                  (7) GOOD STANDING OF THE OPERATING PARTNERSHIP. The Operating Partnership is duly organized and validly existing as a limited partnership in good standing under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. SD Property is the managing general partner of the Operating Partnership and the Company is a general partner of the Operating Partnership. The amended and restated agreement of limited partnership of the Operating Partnership (the "OP Partnership Agreement") is in full force and effect in the form in which it was incorporated by reference as an exhibit to the Registration Statement, except for subsequent amendments relating to the admission of new partners to the Operating Partnership.

                  (8) GOOD STANDING OF SPG, LP. SPG, LP is duly organized and validly existing as a limited partnership in good standing under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. SPG, LP is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. The Company is the sole general partner of SPG, L.P. The amended and restated agreement of limited partnership of SPG, L.P. (the "SPG, L.P. Partnership Agreement") is in full force and effect in the form in which it was filed as an exhibit to the Company's Registration Statement on Form S-4 (No. 333-06933), except for subsequent amendments relating to the admission of new partners to SPG, L.P.

                  (9)   GOOD STANDING OF SIMON DEBARTOLO ENTITIES.  Each of the
      Simon DeBartolo Entities other than the Partnerships has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or other entity, as the case may be, in good standing under the laws of the state of its jurisdiction of incorporation or organization, as the case may be, with the requisite power and authority to own, lease and operate its properties, and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus. Each such entity is duly qualified or registered as a foreign corporation, limited partnership or limited liability company or other entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each such entity has been duly authorized and validly issued and is fully paid and non-assessable, has been offered and sold in compliance with all applicable laws (including without limitation, federal or state securities laws) and are owned by the Company, the Management Companies or the Partnerships, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity
      (collectively, "Liens"). No shares of capital stock or other equity interests of such entities are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock or other equity interests of such entities and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of such entities, except as disclosed in the Prospectus. No such shares of capital stock or other equity interests of such entities were issued in violation of preemptive or other similar rights arising by operation of law, under the charter or bylaws or such entity or under any agreement to which any Simon DeBartolo Entity is a party.

                  (10) GOOD STANDING OF PROPERTY PARTNERSHIPS. Each of the Property Partnerships is duly organized and validly existing as a limited or general partnership, as the case may be, in good standing under the laws of its respective jurisdiction of formation. Each of the Property Partnerships has the requisite power and authority to own, lease and operate its properties, and to conduct the business in which it is engaged. Each of the partnership agreements of the Property Partnerships is in full force and effect. Each of the Property Partnerships is duly qualified or registered as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect.

                  (11) AUTHORIZATION OF SPG, LP PARTNERS' EQUITY. All the issued and outstanding units of general, limited and/or preferred partner interests of SPG, LP ("SPG, LP partners' equity") have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold or exchanged in compliance with all applicable laws (including, without limitation, federal and state securities laws). There are no outstanding securities convertible into or exchangeable for any units of SPG, LP partners' equity and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for units of SPG, LP partners' equity.

                  (12)  AUTHORIZATION OF SECURITIES.  The Notes and the related
      Guarantee have been duly authorized by all necessary action by the Boards of Directors of the General Partners, as applicable, and, when the variable terms of the Notes have been established by the authorized officers  of  the General  Partners  to  whom  such  authority  has  been delegated and the Notes and the Guarantee have been executed and authenticated in the manner provided for in the Indenture and delivered by the Operating Partnership pursuant to this Agreement and any applicable Pricing Supplement against payment of the consideration therefor, (a) the Notes and the Guarantee will constitute valid and legally binding, unsecured obligations of the Partnerships, enforceable against the Partnerships in accordance with their terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, (ii) by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and (iii) except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes and the Guarantee denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States; and (b) each registered holder of Notes will be entitled to the benefits of the Indenture. The Notes and the Guarantee are or will be in the form contemplated by the Indenture. The Notes, when issued, rank and will rank on a parity with all unsecured indebtedness (other than subordinated indebtedness) of the Operating Partnership that is outstanding on a Representation Date or that may be incurred thereafter and senior to all subordinated indebtedness that is outstanding on a Representation Date or that may be incurred thereafter, except that the Notes will be effectively subordinate to the prior claims of each secured mortgage lender to any specific Portfolio Property which secures such lender's mortgage and any claims of creditors of Joint Venture Properties.

                  (13) AUTHORIZATION OF THE INDENTURE. The Indenture has been, or prior to the issuance of the Notes and the related Guarantee thereunder will have been, duly authorized, executed and delivered by the Partnerships and, upon such authorization, execution and delivery, will constitute a valid and legally binding agreement of the Partnerships, enforceable against the Partnerships, as applicable, in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, (ii) by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States. The Indenture has been duly qualified under the 1939 Act and conforms, in all material respects, to the descriptions thereof contained in the Prospectus.

                  (14) DESCRIPTIONS OF THE SECURITIES. The Indenture and the Securities, as of the date of the Prospectus conform, and, when issued and delivered in accordance with the terms of this Agreement, the Indenture and the applicable Pricing Supplement will conform, in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement and will comply with all applicable legal requirements.

                  (15) AUTHORIZATION OF THIS AGREEMENT. This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities, to the extent each is a party thereto, and assuming due authorization, execution and delivery by the Agents, is a valid and legally binding agreement of each of the Transaction Entities, to the extent each is a party thereto.

                  (16)  ABSENCE  OF  DEFAULTS AND CONFLICTS.  None of the Simon
      DeBartolo Entities or any Property Partnership is in violation of the provisions of its charter, by-laws, certificate of limited partnership or partnership agreement or other organizational document, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which each entity is a party or by which or any of them may be bound, or to which any of its property or assets or any Portfolio Property may be bound or subject (collectively, "Agreements and Instruments"), except for such violations or defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Indenture, the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by any of the Transaction Entities in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described under the caption "Use of Proceeds") and compliance by each of the Transaction Entities with its obligations hereunder and thereunder, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Operating Partnership or any other Simon DeBartolo Entity or any Property Partnership pursuant to, any Agreements and Instruments, except for such conflicts, breaches, defaults, Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the respective partnership agreement and certificate of limited partnership of the Partnerships or the organizational documents of any other Simon DeBartolo Entity or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Operating Partnership, any other Simon DeBartolo Entity or any Property Partnership or any of their assets, properties or operations, except for such violations that would not have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a material portion of such indebtedness by the Operating Partnership, any other Simon DeBartolo Entity or any Property Partnership.

                  (17) ABSENCE OF LABOR DISPUTE. Except as otherwise described or incorporated by reference in the Registration Statement and the Prospectus, no labor dispute with the employees of the Operating
      Partnership or any other Simon DeBartolo Entity or any Property Partnership exists or, to the knowledge of the Transaction Entities, is imminent, and the Transaction Entities are not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which dispute or disturbance, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (18)  ABSENCE OF PROCEEDINGS.   There  is  no  action,  suit,
      proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Transaction Entities threatened against or affecting the Operating Partnership, any other Simon DeBartolo Entity thereof, or any Property Partnership or any officer or director of the Operating Partnership which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated or incorporated by reference therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of this Agreement or the Indenture or the transactions contemplated herein or therein. The aggregate of all pending legal or governmental proceedings to which the Operating Partnership or any other Simon DeBartolo Entity, or any Property
      Partnership is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to their business, could not reasonably be expected to result in a Material Adverse Effect.

                  (19)  ACCURACY  OF  EXHIBITS.   There  are  no  contracts  or
      documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required and the descriptions thereof or references thereto are correct in all Material respects and no Material defaults exist in the due performance or observance of any Material obligation, agreement, covenant or condition contained in any such contract or document except as described in the Registration Statement, the Prospectus or the documents incorporated by reference therein.

                  (20)  REIT QUALIFICATION.  At all times since January 1, 1994 the Company has been, and upon the sale of any Securities, the Company will continue to be, organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its current method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code. At all times since January 1, 1994, DeBartolo had been organized and had operated in conformity with the requirements for qualification as a real estate investment trust under the Code.

                  (21) INVESTMENT COMPANY ACT. Each of the Operating Partnership, the other Simon DeBartolo Entities and the Property Partnerships is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  (22)  INTELLECTUAL   PROPERTY.    To  the  knowledge  of  the
      Transaction Entities, none of the Simon DeBartolo Entities or the Property Partnerships is required to own, possess or obtain the consent of any holder of any Material trademarks, service marks, trade names or copyrights not now lawfully owned, possessed or licensed in order to conduct the business now operated by such entity.

                  (23) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or any other entity or person is necessary or required for the performance by each of the Transaction Entities of its obligations under this Agreement or the Indenture or in connection with the transactions contemplated under this Agreement or the Indenture, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or under the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD").

                  (24)  POSSESSION  OF  LICENSES  AND  PERMITS.   The Operating
      Partnership and the other Simon DeBartolo Entities and each Property Partnership possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except for such Governmental Licenses, the failure to obtain would not, singly or in the aggregate, result in a Material Adverse Effect. The Operating Partnership and the other Simon DeBartolo Entities and each Property Partnership are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Operating Partnership nor any of the other Simon DeBartolo Entities nor any Property Partnership has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (25) TITLE TO PROPERTY. The Operating Partnership, the other Simon DeBartolo Entities and the Property Partnerships have good and marketable title to the Portfolio Properties and all other assets owned by them free and clear of Liens, except (A) as otherwise stated in the Registration Statement and the Prospectus, or referred to in any title policy for such Portfolio Property, or (B) those which do not, singly or in the aggregate, Materially (i) affect the value of such property or (ii) interfere with the use made and proposed to be made of such property by the Operating Partnership, any other Simon DeBartolo Entity or any Property Partnership. All leases and subleases under which the Operating Partnership, any other Simon DeBartolo Entity or any Property Partnerships hold properties are in full force and effect, except for such which would not have a Material Adverse Effect. Neither the Operating Partnership, the other Simon DeBartolo Entities nor the Property Partnerships has received any notice of any Material claim of any sort that has been asserted by anyone adverse to the rights of the Operating Partnership, any other Simon DeBartolo Entity or the Property Partnerships under any material leases or subleases, or affecting or questioning the rights of the Operating Partnership, such other Simon DeBartolo Entity or the Property Partnerships of the continued possession of the leased or subleased premises under any such lease or sublease, other than claims that would not have a Material Adverse Effect. All liens, charges, encumbrances, claims or restrictions on or affecting any of the Portfolio Properties and the assets of any Simon DeBartolo Entity or any Property Partnership which are required to be disclosed in the Prospectus are disclosed therein. None of the Simon DeBartolo Entities, the Property Partnerships or any tenant of any of the Portfolio Properties is in default under any of the ground leases (as lessee) or space leases (as lessor or lessee, as the case may be) relating to, or any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against, the Portfolio Properties, and none of the Transaction Entities knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, in each case, other than such defaults that would not have a Material Adverse Effect. No tenant under any of the leases, pursuant to which the Company, either of the Partnerships or any Property Partnership, as lessor, leases its Portfolio Property, has an option or right of first refusal to purchase the premises demised under such lease, the exercise of which would have a Material Adverse Effect. Each of the Portfolio Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Portfolio Properties), except for such failures to comply that would not in the aggregate have a Material Adverse Effect. None of the Transaction Entities has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to, the Portfolio Properties, except such proceedings or actions that would not have a Material Adverse Effect.

                  (26) ENVIRONMENTAL LAWS. Except as otherwise stated in the Registration Statement and the Prospectus and except such violations as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Operating Partnership, any of the other Simon DeBartolo Entities nor any Property Partnership is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree of judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Operating Partnership, the other Simon DeBartolo Entities and the Property Partnerships have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Operating Partnership, any of the other Simon DeBartolo Entities or the Property Partnerships and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Operating Partnership, any of the other Simon DeBartolo Entities or any Property Partnership relating to any Hazardous Materials or the violation of any Environmental Laws.

                  (27) TAX RETURNS. Each of the Simon DeBartolo Entities and the Property Partnerships has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which an extension has been granted or the failure to so file would not have a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

                  (28) ENVIRONMENTAL CONSULTANTS. None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to certain of the Portfolio Properties was employed for such purpose on a contingent basis or has any substantial interest in any Simon DeBartolo Entity or any Property Partnership and none of them nor any of their directors, officers or employees is connected with any Simon DeBartolo Entity or any Property Partnership as a promoter, selling agent, voting trustee, director, officer or employee.

                  (29) COMPLIANCE WITH CUBA ACT. The Company and the Operating Partnership have complied with, and each is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

                  (30) INVESTMENT GRADE RATING. The Securities will have an investment grade rating from two or more nationally recognized statistical rating organizations at each applicable Representation Date. Further, the Medium-Term Note Program under which the Securities are issued (the "Program"), as well as the Securities, are rated Baa1 by Moody's Investors Service, Inc. ("Moody's"), BBB by Standard & Poor's Ratings Service ("S&P"), and BBB+ by Fitch Investors Services, L.P. ("Fitch"), or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section 4(a) hereof.

                  (31) PROPERTY INFORMATION. Information in respect of the Portfolio Properties presented in the Prospectus and any applicable Prospectus Supplement on a combined basis shall be true and accurate in all Material respects as of the date of applicable Prospectus Supplement.

            (b) OFFICERS' CERTIFICATES. Any certificate signed by any officer of the Operating Partnership or any authorized representative of either of the Company, SPG, L.P. and SD Property and delivered to any Agent or to counsel for the Agents in connection with an offering of the Securities shall be deemed a representation and warranty by such entity or person, as the case may be, to each Agent as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 3.  PURCHASES AS PRINCIPAL; SOLICITATIONS AS AGENT.

            (a) PURCHASES AS PRINCIPAL. Securities purchased from the Operating Partnership by the Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent or Agents and the Operating Partnership (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in EXHIBIT A hereto and be agreed upon orally, with written confirmation prepared by such Agent or Agents and mailed to the Operating Partnership). An Agent's commitment to purchase Securities as principal shall be deemed to have been made on the basis of the representations and warranties of the Transaction Entities herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable agreement of one or more Agents to purchase Securities from the Operating Partnership as principal. Each purchase of Securities, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in SCHEDULE A hereto. The Agents may engage the services of any other broker or dealer in connection with the resale of the Securities purchased by them as principal and may allow all or any portion of the discount received from the Operating Partnership in connection with such purchases to such brokers and dealers. At the time of each purchase of Securities from the Partnerships by one or more Agents as principal, such Agent or Agents shall specify the requirements for the stand-off agreement, officers' certificate, opinions of counsel and comfort letter pursuant to Sections 4(k), 7(b), 7(c) and 7(d) hereof. If the Operating Partnership and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Securities from the Operating Partnership as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Securities which it or they are obligated to purchase (the "Defaulted Notes"), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

                  (1) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Securities to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents; or

                  (2) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Securities to be so purchased by all of such Agents on the Settlement Date, such agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agents or the Operating Partnership shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

            (b)   SOLICITATIONS  AS AGENT.  On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Operating Partnership and an Agent, such Agent, as an agent of the Operating Partnership, will use its reasonable efforts to solicit offers to purchase the Securities upon the terms and conditions set forth herein and in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Securities sold through them as agent. All
Securities sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Operating Partnership and such Agent.

            The  Operating  Partnership  reserves   the   right,  in  its  sole
discretion, to suspend solicitation of offers to purchase the Securities through an Agent, as an agent of the Operating Partnership, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Operating Partnership, such Agent will suspend solicitation of offers to purchase the Securities from the Operating Partnership until such time as the Operating Partnership has advised such Agent that such solicitation may be resumed.

            The Operating Partnership agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Security sold by the Operating Partnership as a result of a solicitation made by such Agent as set forth in SCHEDULE A hereto.

            (c) ADMINISTRATIVE PROCEDURES. The purchase price, interest rate or formula, maturity date and other terms of the Securities (as applicable) specified in EXHIBIT A hereto shall be agreed upon by the Operating Partnership and the applicable Agent or Agents and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared in connection with each sale of Securities. Except as may be otherwise specified in the applicable Pricing Supplement, the Securities will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the issuance and sale of Securities shall be agreed upon from time to time by the Operating Partnership, the Agents and the Trustee (the "Procedures"). The Agents and the Operating Partnership agree to perform, and the Operating Partnership agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4.  COVENANTS OF THE TRANSACTION ENTITIES.

            Each of the Transaction Entities covenants with each Agent as follows:

            (a) NOTICE OF CERTAIN EVENTS. The Partnerships will notify the Agents immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any amendment or supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) any change in the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities of the Operating Partnership or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any debt securities of the Operating Partnership, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities. The Partnerships will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (b) NOTICE OF CERTAIN PROPOSED FILINGS. The Partnerships will give Merrill Lynch, on behalf of the Agents, advance notice of their intention to file or prepare any additional registration statement with respect to the registration of additional Securities, any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment or supplement to the Prospectus whether by filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise, and will furnish to Merrill Lynch, on behalf of the Agents, copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable time in advance of such proposed filing or use, as the case may be.

            (c) COPIES OF THE REGISTRATION STATEMENT AND THE PROSPECTUS. The Partnerships will deliver to the Agents and to counsel for the Agents without charge as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents or counsel to the Agents reasonably request. The Partnerships will furnish to the Agents and to counsel for the Agents without charge as many copies of the Prospectus (as amended or supplemented) as the Agents or counsel to the Agents reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Securities. The Registration Statement and each amendment thereto and the Prospectus and any amendments or supplements thereto furnished to the Agents or counsel to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (d)   PREPARATION  OF  PRICING  SUPPLEMENTS.  The Partnerships will prepare, with respect to any Securities to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by the Agents. The Operating Partnership will deliver such Pricing Supplement no later than 11:00 a.m., New York City time, on the business day following the date of the Operating Partnership's acceptance of the offer for the purchase of such Securities and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

            (e) REVISIONS OF PROSPECTUS - MATERIAL CHANGES. Except as otherwise provided in subsection (l) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel for the Partnerships, to amend or supplement the Prospectus in order that the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the
Prospectus is delivered to a purchaser, or if it shall be necessary in the opinion of either such counsel, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or if it shall be necessary, in the opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnerships shall give immediate notice, confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Securities in their capacity as agents and to cease sales of any Securities they may then own as principal, and the Partnerships will promptly prepare and file such amendment to the Registration Statement or supplement to the Prospectus, subject to Section 4(b) hereof, whether by filing documents pursuant to the 1934 Act or the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements and the Operating Partnership will furnish to the Agents, without charge, such number of copies of such amendment or supplement as the Agents may reasonably request. In addition, the Partnerships will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of each offering of Securities.

            (f)   PROSPECTUS   REVISIONS   -  PERIODIC  FINANCIAL  INFORMATION.
Except as otherwise provided in subsection (l) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Partnerships with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Partnerships shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

            (g) PROSPECTUS REVISIONS - AUDITED FINANCIAL INFORMATION. Except as otherwise provided in subsection (l) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Partnerships for the preceding fiscal year, the Partnerships shall furnish such information to the Agents, confirmed in writing, and shall cause the Registration Statement and the Prospectus to be amended or supplemented, as the case may be, whether by the filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

            (h) EARNINGS STATEMENTS. The Partnerships will make generally available to their security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering each twelve month period beginning, in each case, not later than the first day of the Operating Partnership's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Securities.

            (i) BLUE SKY QUALIFICATIONS. The Partnerships will use their best efforts, in cooperation with the Agents, to qualify the Securities for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as the Agents may designate, as applicable, and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities; PROVIDED, HOWEVER, that neither Partnership shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Partnerships will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Partnerships will promptly advise the Agents of the receipt by the Partnerships of any notification with respect to the suspension of the qualification of the Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

            (j) REPORTING REQUIREMENTS. During the term of this Agreement, the Partnerships will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

            (k) STAND-OFF AGREEMENT. If required pursuant to the terms of any agreement entered into between one or more Agents acting as principal and the Operating Partnership, between the date of the agreement to purchase such Securities from the Operating Partnership and the Settlement Date with respect to such purchase, the Operating Partnership will not, without the prior written consent of such Agent or Agents, offer or sell, issue, grant any option for the sale of, or enter into any agreement to sell, or otherwise dispose of, any debt securities of the Operating Partnership (other than the Securities that are to be sold pursuant to such agreement and commercial paper in the ordinary course of business). This agreement of the Operating Partnership shall herein be referred to as the "Stand-Off Agreement."

            (l) SUSPENSION OF CERTAIN OBLIGATIONS. The Partnerships shall not be required to comply with the provisions of subsection (e), (f) or (g) of this Section during any period from the time (i) the Agents shall have suspended solicitation of offers to purchase the Securities in their capacity as agents pursuant to a request from the Operating Partnership and (ii) no Agent shall then hold any Securities purchased as principal pursuant hereto, until the time the Operating Partnership shall determine that solicitation of offers to purchase the Securities should be resumed or an Agent shall subsequently purchase Securities from the Operating Partnership as principal.

            (m) USE OF PROCEEDS. The Operating Partnership will use the net proceeds received by it from the issuance and sale of the Securities in the manner specified in the Prospectus.

            (n) QUALIFICATION AS REAL ESTATE INVESTMENT TRUST. The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code for the taxable year in which sales of the Securities are to occur, unless otherwise specified in the Prospectus.

            (o) RATINGS. The Partnerships will take all reasonable action necessary to enable two or more of S&P, Moody's, Fitch or any other nationally recognized statistical rating organization selected by the Agents to provide their respective credit ratings of the Program as specified in Section 2(a)(30) hereto.

SECTION 5.  CONDITIONS OF AGENTS' OBLIGATIONS.

            The obligations of one or more Agents to purchase Securities as principal and to solicit offers to purchase the Securities as an agent of the Operating Partnership, and the obligations of any purchasers of the Securities sold through an Agent as agent, will be subject to the accuracy of the representations and warranties of the Transaction Entities herein contained and to the accuracy of the statements of the officers or authorized representatives of the Partnerships or any other Simon DeBartolo Entity, made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Transaction Entities of all its covenants, agreements and other obligations herein contained and to the following additional conditions precedent:

            (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act; no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents; and no state securities authority of any jurisdiction shall have suspended the qualification or registration of the Securities for offering or sale in such jurisdiction and no proceedings for that purpose shall have been instituted or shall be pending or threatened.

            (b) LEGAL OPINIONS. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to counsel for the Agents:

                  (1) OPINION OF COUNSEL FOR THE TRANSACTION ENTITIES. At the date hereof, the Agents shall have received the favorable opinions, dated as of the date hereof, of Baker & Daniels, special securities counsel for the Transaction Entities, Piper & Marbury, LLP, special Maryland counsel for the Transaction Entities, Vorys, Sater, Seymour and Pease, special Ohio counsel to the Transaction Entities and James M. Barkley, the General Counsel of the Transaction Entities or such other counsel as is designated by the Operating Partnership in form and substance satisfactory to counsel for the Agents, to the effect set forth in Exhibits B-1, B-2, B-3 and B-4 hereto, respectively, or to such further effect as counsel to the Agents may reasonably request.

                  (2) OPINION OF COUNSEL FOR THE AGENTS. At the date hereof, the Agents shall have received the favorable opinion, dated as of the date hereof, of Rogers & Wells, counsel for the Agents, or such other counsel as may be designated by the Agents, with respect to the matters set forth in (1) of Exhibit B-2 hereto, (2) (with respect to the first clause only), (3) (with respect to the first clause only), (4) (with respect to SD Property only and with respect to the first clause only) and (8) (with respect to the first two clauses only) of Exhibit B-4 hereto, (1), (6), (7), (8) and the last three paragraphs of Exhibit B-1 hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Agents. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or authorized representatives of the Partnerships and the other Simon DeBartolo Entities and certificates of public officials.

            (c) OFFICER'S CERTIFICATE. At the date hereof, the Agents shall have received a certificate of (x) the Chief Executive Officer, President or a Vice President and of the chief financial officer or chief accounting officer of the Company for itself, as a general partner of the Operating Partnership and as the sole general partner of Guarantor and (y) the Chief Executive Officer, President or a Vice-President of and the chief financial or accounting officer of SD Property, for itself and as managing general partner of the Operating Partnership, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Prospectus or since the date of any agreement by one or more Agents to purchase Securities as principal, or since the date of any applicable Pricing Supplement there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnerships and the other Simon DeBartolo Entities considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Transaction Entities contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Transaction Entities have performed or complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such officer's knowledge, are threatened by the Commission. As used in this Section 5(c), the term "Prospectus" means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the Securities.

            (d) COMFORT LETTER OF ARTHUR ANDERSEN LLP. On the date hereof, and at each Settlement Date, the Agents shall have received a letter from Arthur Andersen LLP, dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect set forth in EXHIBIT C hereto.

            (e) RATINGS. At the Settlement Date and at any relevant Representation Date, the Securities shall have at least the ratings as specified in Section (2)(a)(30) hereto, and the Partnerships shall have delivered to the Agents evidence satisfactory to the Agents, confirming that the Securities have such ratings. Since the time of acceptance by the Operating Partnership of any offer to purchase a Note, there shall not have occurred a downgrading in the rating assigned to the Program or any other debt securities of the Operating Partnership or any of the Company's, or Guarantor's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Program or any of the Company's, Guarantor's or the Operating Partnership's other securities.

            (f) NO OBJECTION. If the Registration Statement or an offering of Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

            (g)   Intentionally Omitted.

            (h) ADDITIONAL DOCUMENTS. On the date hereof and on each Settlement Date, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Partnerships in connection with the issuance and sale of Securities as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

            If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent or Agents by notice to the Operating Partnership at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive the delivery set forth in Section 11 hereof, the provisions relating to governing law set forth in Section 15 and the provisions relating to parties set forth in
Section 14 hereof shall remain in effect; provided, however, that an Agent's termination of this Agreement shall terminate this Agreement only as between such Agent and the Transaction Entities.

SECTION 6.  DELIVERY OF AND PAYMENT FOR SECURITIES SOLD THROUGH AN AGENT.

            Delivery of Securities sold through an Agent as agent shall be made by the Operating Partnership to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Operating Partnership and deliver such Note to the Operating Partnership and, if such Agent has theretofore paid the Operating Partnership for such Note, the Operating Partnership will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Operating Partnership will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Operating Partnership's account.

SECTION 7.  ADDITIONAL COVENANTS OF THE TRANSACTION ENTITIES.

            Each of the Transaction Entities further covenants and agrees with each Agent as follows:

            (a) REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each acceptance by the Operating Partnership of an offer for the purchase of Securities (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Securities (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Transaction Entities contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent or Agents or to the purchaser or its agent, as the case may be, of the Securities relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

            (b) SUBSEQUENT DELIVERY OF CERTIFICATES. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement or an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Securities or similar changes, and other than by an amendment or supplement which relates exclusively to the issuance of securities other than the Securities), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K, unless the Agents shall otherwise specify), (iii) (if required in connection with the purchase of Securities by one or more Agents as principal) the Operating Partnership sells Securities to one or more Agents as principal or
(iv) the Operating Partnership issues and sells Securities in a form not previously certified to the Agents by the Partnerships, the Partnerships shall furnish or cause to be furnished to the Agent(s) forthwith a certificate dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in Section 5(c) hereof which were last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(c) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate (it being understood that, in the case of clause (iii) above, any such certificate shall also include a certification that there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Simon DeBartolo Entities considered as one enterprise since the date of the agreement by such Agent(s) to purchase Securities from the Operating Partnership as principal).

            (c) SUBSEQUENT DELIVERY OF LEGAL OPINIONS. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement or an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Securities or similar changes or solely for the inclusion of additional financial information, and other than by an amendment or supplement which relates exclusively to the issuance of securities other than the Securities),
(ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K, unless the Agents shall otherwise specify), (iii) (if required in connection with the purchase of Securities by one or more Agents as principal) the Operating Partnership sells Securities to one or more Agents as principal, or (iv) the Operating Partnership issues and sells Securities in a form not previously certified to the Agents by the Partnerships, the Partnerships shall furnish or cause to be furnished forthwith to the Agent(s) and to counsel to the Agents the written opinions of the various counsel to the Transaction Entities, or other counsel satisfactory to the Agent(s), dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agent(s), of the same tenor as the opinions referred to (x) in the case of clauses (i), (ii) (with respect to the Annual Report on Form 10-
K) and (iii) above, in Exhibits B-1, B-2, B-3 and B-4 hereof and (y) in the case of clause (ii) above (with respect to all documents so filed, except for the 10-K), in Exhibits B-1 (Items 1, 2, 5, 6, 7, 9 and the last three paragraphs thereof) and B-4, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions or, in lieu of such opinions, counsel last furnishing such opinions to the Agents shall furnish the Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

            (d) SUBSEQUENT DELIVERY OF COMFORT LETTERS. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by an amendment or supplement which relates exclusively to the issuance of securities other than the Securities), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information (other than any Current Report on Form 8-K relating exclusively to supplemental information or earnings releases, each in connection with quarterly or annual financial results of the Company or either of the Partnerships), or (iii) (if required in connection with the purchase of Securities by one or more Agents as principal) the Operating Partnership sells Securities to one or more Agents as principal, the Partnerships shall cause Arthur Andersen LLP forthwith to furnish to the Agent(s) a letter, dated the date of effectiveness of such amendment, supplement or document with the Commission, or the date of such sale, as the case may be, in form satisfactory to the Agent(s), of the same tenor as the letter referred to in Section 5(d) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company or the Partnerships.

            (e) SUBSTANTIALLY CONTEMPORANEOUS FILINGS. In any case where two or more of the Transaction Entities contemporaneously file with the Commission documents incorporated by reference into the Prospectus (e.g., the filing of Annual Reports on Form 10-K), then it shall not be necessary for separate certificates, opinions and comfort letters to be delivered pursuant to this
Section 7 upon each such filing, and a single set of certificates, opinions and comfort letters, each dated the date of the latest such filing, shall suffice.

SECTION 8.  INDEMNIFICATION.

            (a) INDEMNIFICATION OF THE AGENT(S). The Transaction Entities agree, jointly and severally, to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of
      Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information filed with the Commission pursuant to Rule 430A or Rule 434 of the 1933 Act Regulations (the "Rule 430A Information and the Rule 434 Information") deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Operating Partnership; and

                  (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or
      (2) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Operating Partnership by any Agent expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (b)   INDEMNIFICATION  OF  THE  TRANSACTION ENTITIES, DIRECTORS AND
OFFICERS. Each Agent severally agrees to indemnify and hold harmless the Transaction Entities, each of the General Partners' directors, each of the General Partners' officers who signed the Registration Statement (or signs any amendment thereto), and each person, if any, who controls the Transaction Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Operating Partnership by such Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the applicable Agent(s), and, in the case of parties indemnified pursuant to Section 8(b) hereof, counsel to the indemnified parties shall be selected by the Operating Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

            No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with the provisions hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(2) effected without its written consent if (i) such settlement is entered into in good faith by the indemnified party more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 9.  CONTRIBUTION.

      If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the applicable Agent(s), on the other hand, from the offering of the Securities that were the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities, on the one hand, and the applicable Agent(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Transaction Entities, on the one hand, and the applicable Agent(s), on the other hand, in connection with the offering of the Securities that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Operating Partnership and the total discount or commission received by each applicable Agent, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of such Securities as set forth on such cover.

      The relative fault of the Transaction Entities, on the one hand, and the Agents, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or by the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Transaction Entities and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the applicable Agent(s) were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 9, no Agent shall be required to contribute any amount in excess of the amount by which the total discount or commission received by such Agent in connection with the offering of the Securities that were the subject of the claim for indemnification exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, in connection with an offering of Securities purchased from the Operating Partnership by two or more Agents as principal, the respective obligations of such Agents to contribute pursuant to this Section 9 are several, and not joint, in proportion to the aggregate principal amount of Securities that each such Agent has agreed to purchase from the Operating Partnership.

      For purposes of this Section 9, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Agent, and each director of the General Partners, each officer of the General Partners who signed the Registration Statement (or signs any amendment thereto), and each person, if any, who controls the Transaction Entities within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Transaction Entities.

SECTION 10.  PAYMENT OF EXPENSES.

            The Operating Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including:

            (a)   The  preparation,  filing,  printing   and  delivery  of  the
Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

            (b) The preparation, filing, printing, delivery and reproduction of this Agreement;

            (c) The preparation, printing, issuance and delivery of the Securities, including any fees and expenses relating to the eligibility and issuance of Securities in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Securities;

            (d) The fees and disbursements of the Operating Partnership's accountants and counsel, of the Trustee and its counsel, and of any calculation agent or exchange rate agent;

            (e) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the Program and incurred from time to time in connection with the transactions contemplated hereby (including the cost of providing any CUSIP or other identification numbers for the Securities);

            (f) The qualification of the Securities under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Survey;

            (g) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Securities;

            (h) The preparation, reproducing and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

            (i) Any fees charged by S&P, Moody's, Fitch and any other nationally recognized statistical rating organization for the rating of the Program and the Securities;

            (j) The fees and expenses incurred in connection with any listing of Securities on a securities exchange;

            (k) The filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review, if any, by the NASD;

            (l) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Operating Partnership; and

SECTION 11.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

            All representations, warranties and agreements, contained in this Agreement or in certificates, of the Partnerships or authorized representatives of each of the Transaction Entities submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of an Agent, or by or on behalf of the Transaction Entities, and shall survive each delivery of and payment for any of the Securities.

SECTION 12.  TERMINATION.

            (a) TERMINATION OF THIS AGREEMENT. This Agreement (excluding any agreement hereunder by one or more Agents to purchase Securities as principal) may be terminated for any reason, at any time by either the Partnerships or an Agent, as to itself, upon the giving of 30 days' written notice of such termination to the other party hereto; provided, however, that the Operating Partnership may, if it so elects, terminate this Agreement as between itself and one, some or all of the Agents by specifying the Agents with respect to which this Agreement is to be terminated in the written notice of termination; and provided, further, that any Agent may immediately terminate this Agreement as between itself, the Operating Partnership and the Agents, if despite such Agent's reasonable objection, the Operating Partnership files with the Commission any document, notice of which filing is required to be given to such Agent pursuant to Section 4(b) hereof.

            (b) TERMINATION OF AGREEMENT TO PURCHASE SECURITIES AS PRINCIPAL. The applicable Agent(s) may terminate any agreement hereunder by such Agent(s) to purchase Securities as principal, immediately upon notice to the Partnerships, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership and the other Simon DeBartolo Entities considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or, if such
Securities are denominated and/or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of such Agent(s), impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in any securities of any of the Transaction Entities has been suspended or limited by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal, New York, Delaware or Maryland authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Securities are denominated or payable, or (iv) if the rating assigned by any nationally recognized statistical rating organization to the Program, any debt securities of the Operating Partnership or any of the Company's, Guarantor's or the Operating Partnership's other securities as of the date of such agreement shall have been lowered or withdrawn since that date or if any such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Program or any debt securities of the Operating Partnership or any of the Company's, Guarantor's or the Operating Partnerships other securities, or (v) if there shall have come to the attention of such Agent(s) any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. As used in this Section 12(b), the term "Prospectus" means the Prospectus in the form first provided to the applicable Agent(s) for use in confirming sales of the related Securities.

            (c) TERMINATION OF AGREEMENT AS TO GUARANTOR. At such time as the Guarantor's obligations under the Indenture terminate in accordance with
Section 1706 of the Indenture, all of the Guarantor's obligations under this Agreement shall terminate, all representations and warranties contained in this Agreement or in any certificate delivered pursuant hereto with respect to the Guarantor or the Guarantee shall terminate, and any requirement thereafter for the delivery of any certificates, opinions, comfort letters or other documents, insofar as the same relate to the Guarantor or the Guarantee, shall terminate.

            (d) GENERAL. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commission earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Securities purchased by it as principal with the intention of reselling them or (b) an offer to purchase any of the Securities has been accepted by the Operating Partnership but the time of delivery to the purchaser or his agent of the Note or Securities relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Securities are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

SECTION 13.  NOTICES.

            Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

      If to any of the Simon DeBartolo Entities:

            Simon DeBartolo Group, L.P.
            National City Center
            115 West Washington Street
            Suite 15 East
            Indianapolis, Indiana  46204
            Attention:  David Simon

      If to the Agents:

            Merrill Lynch & Co.
            Merrill Lynch, Pierce, Fenner & Smith Incorporated
            World Financial Center
            North Tower - 10th Floor
            New York, New York  10281-1310
            Attention:  MTN Product Management
            Telephone:    212-648-0818
            Fax:  (212) 449-2234

            Chase Securities Inc.
            270 Park Avenue - 8th Floor
            New York, New York 10017
            Attention:  Medium-Term Note Desk
            Telephone:  212-834-4421
            Fax:  212-834-6081

            Lehman Brothers Inc.
            3 World Financial Center - 12th Floor
            New York, New York 10285
            Attention:  Medium-Term Note Department
            Telephone:  212-526-2040
            Fax:  212-528-1718

            J.P. Morgan Securities Inc.
            60 Wall Street
            New York, New York 10260-0060
            Attention:  Medium-Term Note Desk
            Telephone:  212-648-0591
            Fax:  212-648-5907

            Morgan Stanley & Co. Incorporated
            1585 Broadway
            2nd Floor
            New York, New York 10036
            Attention:  Manager - Continuously Offered Products
            Telephone:  212-761-2000
            Fax:  212-761-0780

                  With a copy to:

                  Morgan Stanley & Co. Incorporated
                  1585 Broadway
                  34th Floor
                  New York, New York 10036
                  Attention:   Peter  Cooper,  Investment  Banking  Information
                  Center
                  Telephone:  212-761-8385
                  Fax:  212-761-0260

            NationsBanc Capital Markets, Inc.
            100 N. Tryon Street - 11th Floor
            Charlotte, North Carolina 28255
            Attention:  MTN Department
            Telephone:  704-386-6616
            Fax:  704-388-9939

            Salomon Brothers Inc
            Seven World Trade Center - 42nd Floor
            New York, New York 10048
            Attention:  Martha D. Bailey, Vice President
            Telephone:  212-783-5897
            Fax:  212-783-2274

            UBS Securities LLC
            299 Park Avenue
            New York, New York 10171-0026
            Attention:  Albert Rabil, Managing Director
            Telephone:  212-821-6772
            Fax:  212-821-3943


or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14. PARTIES.

            This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. GOVERNING LAW.

      THIS AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

SECTION 16. EFFECT OF HEADINGS.

      The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 17. COUNTERPARTS.

            This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

            If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Operating Partnership a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents, the General Partners and each of the Partnerships in accordance with its terms.

                              Very truly yours,

                              SIMON DEBARTOLO GROUP, L.P.

                              By:   SD Property Group, Inc.,
                                    Managing General Partner

                                    By:
                                          Name:  David Simon
                                          Title:   Chief Executive Officer

                              SIMON DEBARTOLO GROUP, INC.

                              By:
                                    Name:  David Simon
                                    Title:   Chief Executive Officer

                              SIMON PROPERTY GROUP, L.P.

                              By:   Simon DeBartolo Group, Inc.,
                                    General Partner

                                    By:
                                          Name:  David Simon
                                          Title:   Chief Executive Officer

                              SD PROPERTY GROUP, INC.

                              By:
                                    Name:  David Simon
                                    Title:   Chief Executive Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: ________________________________________
      Name:
      Title:  Authorized Signatory

CHASE SECURITIES INC.

By: ________________________________________
      Name:
      Title:  Authorized Signatory

J.P. MORGAN SECURITIES INC.

By: ________________________________________
      Name:
      Title:  Authorized Signatory

LEHMAN BROTHERS INC.

By: ________________________________________
      Name:
      Title:  Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED

By: ________________________________________
      Name:
      Title:  Authorized Signatory

NATIONSBANC CAPITAL MARKETS, INC.

By: ________________________________________
      Name:
      Title:  Authorized Signatory

SALOMON BROTHERS INC

By: ________________________________________
      Name:
      Title:  Authorized Signatory

UBS SECURITIES LLC

By: ________________________________________
      Name:
      Title:  Authorized Signatory


                                                                     EXHIBIT A

                                 PRICING TERMS


      The following terms, if applicable, shall  be  agreed  to  by one or more
Agents  and  the  Operating  Partnership  in  connection  with  each  sale   of
Securities.

      Principal Amount: $_______
            (or principal amount of foreign or composite currency)

      Interest Rate or Formula:

            If Fixed Rate Note,
              Interest Rate:
              Interest Payment Dates:

            If Floating Rate Note,
              Interest Rate Basis(es):
                       If LIBOR,
                        <square> LIBOR Reuters
                        <square> LIBOR Telerate
                        Designated LIBOR Currency:
                        Designated LIBOR Page:
                        <square> Reuters Page:  _______
                        <square> Telerate:      _______
                       If CMT Rate,
                        Designated CMT Telerate Page:
                             If Telerate Page 7052:
                              <square> Weekly Average
                              <square> Monthly Average
                        Designated CMT Maturity Index:
              Interest Calculation:
              Index Maturity:
              Spread and/or Spread Multiplier, if any:
              Initial Interest Rate, if any:
              Initial Interest Reset Date:
              Interest Reset Period:
              Interest Reset Dates:
              Interest Payment Dates:
              Maximum Interest Rate, if any:
              Minimum Interest Rate, if any:
              Fixed Rate Commencement Date, if any:
              Fixed Interest Rate, if any:
              Day Count Convention:
              Calculation Agent:

      Redemption Provisions:
            Initial Redemption Date:
            Initial Redemption Percentage:
            Annual Redemption Percentage Reduction, if any:
      Repayment Provisions:
            Optional Repayment Date(s):
            Repayment Price:  __%
      Original Issue Date:
      Stated Maturity Date:
      Specified Currency:
      Authorized Denomination:
      Purchase Price: ___%, plus accrued interest, if any, from ___________ Price to Public: ___%, plus accrued interest, if any, from __________ Issue Price:
      Settlement Date and Time:
      Exchange Rate Agent:
      Additional/Other Terms:

Also, in connection with the purchase of Securities from the Company by one or more Agents as principal, agreement as to whether the following will be required:

      Officers' Certificate pursuant to Section 7(b) of the Distribution Agreement.
      Legal Opinion pursuant to Section 7(c) of the Distribution Agreement. Comfort Letter pursuant to Section 7(d) of the Distribution Agreement.
      Stand-off   Agreement  pursuant  to  Section  4(k)  of  the  Distribution
Agreement.

                                  SCHEDULE A


      As compensation for the services of the Agents hereunder, the Operating Partnership shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

MATURITY RANGES                                                                 PERCENT OF
                                                                             PRINCIPAL AMOUNT
From 9 months to less than 1 year                                                                                  .125%
From 1 year to less than 18 months                                                                                 .150
From 18 months to less than 2 years                                                                                .200
From 2 years to less than 3 years                                                                                  .250
From 3 years to less than 4 years                                                                                  .350
From 4 years to less than 5 years                                                                                  .450
From 5 years to less than 6 years                                                                                  .500
From 6 years to less than 7 years                                                                                  .550
From 7 years to less than 10 years                                                                                 .600
From 10 years to less than 15 years                                                                                .625
From 15 years to less than 20 years                                                                                .700
From 20 years to 30 years                                                 .750
Greater than 30 years..............................*

*    As agreed to by the Operating Partnership and the applicable Agent at the time of sale.

                                                                   Exhibit B-1


                 FORM OF OPINION OF THE TRANSACTION ENTITIES'
                          SPECIAL SECURITIES COUNSEL
                         TO BE DELIVERED PURSUANT TO
                                SECTION 5(b)(1)


      (1) At the time the Registration Statement became effective, and on the date hereof, the Registration Statement and the Prospectus, excluding (a) the documents incorporated by reference therein, (b) the financial statements and supporting schedules included and other financial data that are therein and (c) the Trustee's Statement of Eligibility on Form T-1 (the "T-1"), and each amendment or supplement to the Registration Statement and Prospectus complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

      (2) The documents filed pursuant to the 1934 Act and incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein and other financial data, as to which no opinion need be rendered), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission thereunder.

      (3) The information in the Prospectus Supplement under "Description of Notes" and "Certain United States Federal Income Tax Considerations" and in the base Prospectus dated November 21, 1996, under "The Operating Partnership," "The Merger" and "Description of Debt Securities" and any description of the Securities included therein, and such other information in the Prospectus Supplement or in any Annual Report on Form 10-K of the Company, Operating Partnership and/or SPG, LP as may be agreed upon from time to time by the Partnerships and the Agents, to the extent that it purports to summarize matters of Federal or Indiana law, descriptions of Federal or Indiana statutes, rules or regulations, summaries of legal matters governed by Federal or Indiana law, the Transaction Entities' organizational documents or legal proceedings, or legal conclusions governed by Federal or Indiana law, has been reviewed by such counsel, is correct and presents fairly the information required to be disclosed therein in all material respects.

      (4) The Partnerships satisfy all conditions and requirements for filing the Registration Statement on Form S-3 under the 1933 Act and 1933 Act Regulations.

      (5) None of the Simon DeBartolo Entities or any Property Partnership is required to be registered as an investment company under the 1940 Act.

      (6) The Notes have been duly authorized by all necessary action by the Board of Directors of SD Property as the managing general partner of the Operating Partnership for offer, issuance, sale and delivery to the Agents pursuant to the Distribution Agreement and the Indenture and, when the variable terms of the Notes have been established by the authorized officers of SD Property (as the managing general partner of the Operating Partnership) to whom such authority has been delegated and the Notes and the Guarantee have been executed and authenticated in the manner provided for in the Indenture and delivered by the Operating Partnership pursuant to the Distribution Agreement against payment of the consideration therefor, (i) the Notes will constitute valid and legally binding obligations of the Operating Partnership enforceable against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (B) governmental authority to limit, delay or prohibit the making of payments outside the United States, and (C) the enforceability of forum selection clauses in the federal courts, and (ii) each holder of Notes will be entitled to the benefits of, the Indenture. The form of the Notes to be issued has been authorized in accordance with the Indenture. (At any time when further Board action is required prior to the issuance and sale of any part of the $300,000,000 principal amount of the Notes, such counsel may appropriately limit its opinion.)

      (7) The Guarantee under the Indenture has been duly authorized by the Company, as the sole general partner of the Guarantor and, when the variable terms of the Notes have been established by the authorized officers of SD Property (as the managing general partner of the Operating Partnership) to whom such authority has been delegated and the Notes and the Guarantee have been executed and authenticated in the manner provided for in the Indenture and delivered by the Operating Partnership pursuant to the Distribution Agreement against payment of the consideration therefor and the Guarantee is endorsed thereon in the manner provided for in the Indenture, the Guarantee will constitute a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to the Guarantee of any Securities denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (B) governmental authority to limit, delay or prohibit the making of payments outside the United States, (C) the enforceability of forum selection clauses in the federal courts, and (D) any provision in the Guarantee purporting to preserve and maintain the liability of any party thereto despite the fact that the guaranteed debt is unenforceable due to illegality. (At any time when further Board action is required prior to the issuance and sale of any part of the $300,000,000 principal amount of the Notes, such counsel may appropriately limit its opinion.)

      (8) The Distribution Agreement and the Indenture were duly and validly authorized, executed and delivered by the Transaction Entities, to the extent they are parties thereto.

      (9) Commencing with the Company's taxable year beginning January 1, 1994, and ending on August 9, 1996, the Company (as Simon Property Group, Inc.) has been organized in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Code. Commencing August 9, 1996, the Company (as Simon DeBartolo Group, Inc.) has been organized in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Code.

      At the Agents' request, Baker & Daniels shall also confirm to the Agents that it has been informed by the Staff of the Commission that the Registration Statement is effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

      In connection with the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and other representatives of the Transaction Entities and the independent public accountants for the Partnerships and the Company at which the contents of the Registration Statement and the Prospectus and related matters were discussed. On the basis of such participation and review, but without independent verification by such counsel of, and without assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendments or supplements thereto, no facts have come to the attention of such counsel that would lead such counsel to believe that the Registration Statement (except for financial statements and schedules and other financial data included therein and for the Form T-1, as to which such counsel makes no statement), on the date hereof or at the time any post-effective amendment to the Registration Statement became effective or at the date of the applicable Pricing Supplement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and the schedules and other financial data included therein and for the Form T-1, as to which such counsel makes no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of Maryland and Ohio, upon the opinion of Piper & Marbury and Vorys, Sater, Seymour and Pease, respectively, special Maryland and Ohio counsel, respectively, to the Transaction Entities (which opinion shall be dated and furnished to the Agents at the date hereof, shall be satisfactory in form and substance to counsel for the Agents and shall expressly state that the counsel for the Agents may rely on such opinions as if it were addressed to them), and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Partnerships and public officials.

                                                                   Exhibit B-2


                 FORM OF OPINION OF THE TRANSACTION ENTITIES'
                           SPECIAL MARYLAND COUNSEL
                         TO BE DELIVERED PURSUANT TO
                                SECTION 5(b)(1)


      (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

      (2) The Company has the corporate power and authority to own, lease and operate its properties, to conduct its business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, the Distribution Agreement and the Indenture.

      (3) The issued and outstanding shares of capital stock of the Company are as set forth on Schedule A attached hereto. The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued by the Company, are fully paid and non-assessable, and have been offered and sold in compliance with all applicable laws of the State of Maryland and, to such counsel's knowledge, none of such shares of capital stock were issued in violation of preemptive or other similar rights. To such counsel's knowledge, no shares of capital stock of the Company are reserved for any purpose except in connection with (i) the Stock Option Plans, (ii) the Distribution Reinvestment Plan, and (iii) the possible issuance of shares of Common Stock upon exchange of OP Units or upon the conversion of shares of Class B Common Stock, Class C Common Stock or Series A Preferred Stock. To the knowledge of such counsel, except for OP Units, shares of Class B Common Stock, Class C Common Stock and Series A Preferred Stock, and stock options issued under the Stock Option Plans and except as described in the Prospectus, there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company, and except for options under the Stock Option Plans, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such stock or any other securities of the Company.

      (4) The Distribution Agreement and the Indenture, were duly and validly authorized by the Company, on behalf of itself and as general partner of Guarantor, the proper officers of the Company have been duly authorized by the Company on behalf of itself and as general partner of Guarantor, to execute and deliver the Distribution Agreement and the Indenture, and, assuming they have been executed and delivered by any of such officers, the Distribution Agreement and the Indenture are duly and validly executed and delivered by the Company, on behalf of itself and as general partner of Guarantor.

      (5) The execution, delivery and performance of the Distribution Agreement and the Indenture by the Company on its own behalf or as general partner of Guarantor, as the case may be, and the consummation of the transactions contemplated in the Distribution Agreement and the Indenture and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under (i) any provisions of the Charter or by-laws of the Company; (ii) any applicable law, statute, rule, regulation of Maryland; or (iii) to such counsel's knowledge, any judgment, order, writ or decree of any Maryland court or governmental entity binding upon the Company or to which the Company is subject, except in each case for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

      (6) The information in Part II of the Registration Statement under "Indemnification of Directors and Officers" and in the annual Report on Form 10-K of the Company under "<circle>", and such other information in the Prospectus Supplement and the 10-K as may be agreed upon from time to time by the Partnerships and the Agents to the extent that such information constitutes matters of Maryland law, descriptions of Maryland statutes, rules or regulations, summaries of Maryland legal matters, the Company's Charter and bylaws or Maryland legal proceedings, or legal conclusions of Maryland law, has been reviewed by them and is correct in all material respects.

      (7) The Guarantee by Guarantor of the obligations of the Operating Partnership under the Indenture has been duly authorized by the Company, in its capacity as the general partner of Guarantor.

                                                                   Exhibit B-3


                 FORM OF OPINION OF THE TRANSACTION ENTITIES'
                             SPECIAL OHIO COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                SECTION 5(b)(1)


      (1) The Notes, having the benefit of the Guarantee, have been duly authorized for issuance and sale pursuant to the Agreement and the Indenture.

      (2) Each of the Agreement and the Indenture has been duly and validly authorized by SD Property on behalf of itself and on behalf of the Operating Partnership in its capacity as the managing general partner thereof (to the extent each is a party thereto), the proper officers of SD Property have been duly authorized on behalf of itself and on behalf of the Operating Partnership, in its capacity as the managing general partner thereof, to execute and deliver each of the Agreement and the Indenture, and assuming they have been executed and delivered by any of such officer, each of the Agreement and the Indenture are duly and validly executed and delivered by SD Property on behalf of itself and on behalf of the Operating Partnership in its capacity as the managing general partner thereof.

                                                                   Exhibit B-4


         FORM OF OPINION OF THE TRANSACTION ENTITIES' GENERAL COUNSEL
                         TO BE DELIVERED PURSUANT TO
                                SECTION 5(b)(1)


      (1) The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register or be in good standing would not result in a Material Adverse Effect.

      (2) The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with partnership power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under the Distribution Agreement and the Indenture and is duly qualified or registered as a foreign limited partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. The OP Partnership Agreement has been duly and validly authorized, executed and delivered by the parties thereto and is a valid and binding agreement, enforceable against the parties thereto in accordance with its terms, except as such enforceability may be subject to (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as rights to indemnity thereunder may be limited by applicable law.

      (3) Guarantor has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with partnership power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under the Distribution Agreement and the Indenture and is duly qualified or registered as a foreign limited partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the units of Guarantor partners' equity have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold or exchanged in compliance with all applicable laws of the United States and the Delaware Revised Uniform Limited Partnership Act and none of such units of Guarantor partners' equity was issued in violation of preemptive or other similar rights of any unitholder of Guarantor. The SPG, LP Partnership Agreement has been duly and validly authorized, executed and delivered by the parties thereto and is a valid and binding agreement, enforceable against the parties thereto in accordance with its terms, except as such enforceability may be subject to (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as rights to indemnity thereunder may be limited by applicable law.

      (4) Each Simon DeBartolo Entity other than the Company and the Partnerships has been duly incorporated or organized and is validly existing as a corporation, limited partnership or other legal entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and is duly qualified or registered as a foreign corporation, limited partnership or other legal entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register or to be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each Simon DeBartolo Entity other than the Company and the Partnerships has been duly authorized and is validly issued, fully paid and non-assessable and has been offered and sold in compliance with all applicable laws of the United States and the organizational laws of the jurisdictions of organization of such entity, and is owned by the Company, the Management Companies or the Partnerships, directly or through subsidiaries, in each case, free and clear of any Liens. There are no outstanding securities convertible into or exchangeable for any capital stock or other equity interests of such entities and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of such entities. None of the outstanding shares of capital stock or other equity interests of such entity was issued in violation of preemptive or other similar rights of any security holder of such entity.

      (5) Each of the Property Partnerships is duly organized and validly existing as a limited or general partnership, as the case may be, in good standing under the laws of its respective jurisdiction of formation, with the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is engaged and proposes to engage as described in the Prospectus. Each Property Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. The general or limited partnership agreement of each of the Property Partnerships has been duly and validly authorized, executed and delivered by the parties thereto and is a valid and binding agreement, enforceable against the parties thereto in accordance with its terms, except as such enforceability may be subject to (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as rights to indemnity thereunder may be limited by applicable law.

      (6) The Notes have been duly authorized by all necessary action by the Board of Directors of SD Property as the managing general partner of the Operating Partnership for offer, issuance, sale and delivery to or through the Agents pursuant to the Distribution Agreement and the Indenture and, when the variable terms of the Notes have been established by the authorized officers of SD Property (as the managing general partner of the Operating Partnership) to whom such authority has been delegated and the Notes and the Guarantee have been executed and authenticated in the manner provided for in the Indenture and delivered by the Operating Partnership pursuant to the Distribution Agreement against payment of the consideration therefor, (i) the Notes will constitute valid and legally binding obligations of the Operating Partnership enforceable against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (B) governmental authority to limit, delay or prohibit the making of payments outside the United States, and (C) the enforceability of forum selection clauses in the federal courts, and (ii) each holder of Notes will be entitled to the benefits of the Indenture. The form of the Notes to be issued has been authorized in accordance with the Indenture. (At any time when further Board action is required prior to the issuance and sale of any part of the $300,000,000 principal amount of the Notes, such counsel may appropriately limit its opinion.)

      (7) The Guarantee under the Indenture has been duly authorized by the Company, as the sole general partner of the Guarantor and, when the variable terms of the Notes have been established by the authorized officers of SD Property (as the managing general partner of the Operating Partnership) to whom such authority has been delegated and the Notes and the Guarantee have been executed as provided for in the Indenture and delivered by the Operating Partnership pursuant to the Distribution Agreement, against payment of the consideration therefor and the Guarantee is endorsed thereon in the manner provided for in the Indenture, the Guarantee will constitute a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to the Guarantee of any Securities denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law,
(B) governmental authority to limit, delay or prohibit the making of payments outside the United States, (C) the enforceability of forum selection clauses in the federal courts, and (D) any provision in the Guarantee purporting to preserve and maintain the liability of any party thereto despite the fact that the guaranteed debt is unenforceable due to illegality. (At any time when further Board action is required prior to the issuance and sale of any part of the $300,000,000 principal amount of the Notes, such counsel may appropriately limit its opinion.)

      (8) The Indenture has been duly qualified under the 1939 Act and has been duly authorized, executed and delivered by the Transaction Entities and (assuming due authorization, execution and delivery thereof by the applicable Trustee) constitutes a valid and legally binding agreement of the Transaction Entities, enforceable against the Transaction Entities in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to the Guarantee of any Securities denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States.

      (9) The Indenture and the Notes, in the forms certified on the date hereof and the Guarantee being sold pursuant to the Indenture each conform, in all material respects to the statements relating thereto contained in the Prospectus and are in substantially the form contemplated by the Indenture.

      (10) The obligations of Guarantor under the Indenture have been duly authorized by the Company, in its capacity as the sole general partner of Guarantor.

      (11) Neither the Operating Partnership nor any of the other Simon DeBartolo Entities nor any Property Partnership is in violation of its charter, by-laws, partnership agreement, or other organizational document, as the case may be, and no default by the Operating Partnership or any other Simon DeBartolo Entity or any Property Partnership exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement or the 10-K, except in each case for violations or defaults which in the aggregate are not reasonably expected to result in a Material Adverse Effect.

      (12) The Distribution Agreement has been duly authorized, executed and delivered by the Transaction Entities to the extent they are parties thereto.

      (13) The execution, delivery and performance of the Distribution Agreement, the Indenture and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Transaction Entities in connection with the transactions contemplated in the Prospectus, and the consummation of the transactions contemplated thereby and in the Prospectus and the compliance by the Company with its obligations thereunder did not and do not, conflict with or constitute a breach or violation of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any Portfolio Property, pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Transaction Entities or any Property Partnership is a party or by which it of any of them may be bound, or to which any of the assets, properties or operations of the Transaction Entities or any Property Partnership is subject, nor will such action result in any violation of the provisions of the charter, by-laws, partnership agreement or other organizational document of the Operating Partnership, any other Simon DeBartolo Entity or any Property Partnership or any applicable laws, statutes, rules or regulations of the United States or any jurisdiction of incorporation or formation of any of the Transaction Entities or any Property Partnership or any judgment, order, writ or decree binding upon the Operating Partnership, any other Simon DeBartolo Entity or any Property Partnership, which judgement, order, writ or decree, is known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Operating Partnership, any other Simon DeBartolo Entity or any Property Partnership or any of their assets, properties or operations, except for such conflicts, breaches, violations, defaults, events or Liens that would not result in a Material Adverse Effect.

      (14) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Notes and the Guarantee to the Agents under the Distribution Agreement and the Indenture, except as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, or the by-laws and rules of the NASD (as to which such counsel expresses no opinion) or state securities laws (as to which such counsel expresses no opinion), or such as have been obtained.

      (15) There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or threatened, against or affecting the Operating Partnership or any other Simon DeBartolo Entity or any Property Partnership thereof which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated or incorporated by reference therein), or which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the assets, properties or operations of the Transaction Entities, the performance by the Transaction Entities of their obligations under the Distribution Agreement, the Indenture or the Securities or the consummation of the transactions contemplated in the Prospectus.

      (16) All descriptions in the Registration Statement and the Prospectus of contacts and other documents to which the Operating Partnership or any other Simon DeBartolo Entity is a party are accurate in all material respects. To the best knowledge and information of such counsel, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto by the 1933 Act Regulations, and the descriptions thereof or references thereto are correct in all material respects.

      (17) To the best of such counsel's knowledge and information, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

                                                                     EXHIBIT C

                      FORM OF ACCOUNTANT'S COMFORT LETTER
                           PURSUANT TO SECTION 5(d)



                        [LETTERHEAD OF ARTHUR ANDERSEN]



________ __,199_

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan & Co. CHASE SECURITIES INC.
LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
NATIONSBANC CAPITAL MARKETS, INC.
SALOMON BROTHERS INC
UBS SECURITIES LLC
c/o Merrill Lynch & Co.
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281

Ladies and Gentlemen:

This letter is written at the request of Simon DeBartolo Group, Inc ("SDG" or the "Company"). We have audited the consolidated balance sheets of SDG and subsidiaries as of December 31, 199_ and 199_, and the related consolidated statements of operations, owners' equity and cash flows for each of the two years in the periods ended December 31, 199_ and 199_, and for the period from inception of operations (December 20, 1993) to December 31, 1993 and the combined statements of operations, owners' deficit and cash flow of Simon Property Group, the predecessor to Simon Property Group, L.P. ("SPG, LP"), for the period from January 1, 1993 to December 19, 1993, and the related financial statement schedule as of December 31, 1995, all included in SDG's Annual Report on Form 10-K for the year ended December 31, 199_, as amended, and incorporated by reference in the Registration Statement No. 333-11491 on Form S-3 filed by Simon DeBartolo Group, L.P., a majority-owned subsidiary of SDG, (the "Operating Partnership") and SPG, LP under the Securities Act of 1933 (the
Act); and we have also audited the consolidated balance sheets of SPG, LP, the predecessor of the Operating Partnership, and subsidiaries as of December 31, 199_ and 199_, and the related consolidated statements of operations, partners' equity and cash flows for each of the two years in the periods ended December 31, 199_ and 199_, and for the period from inception of operations (December 20, 1993) to December 31, 1993 and the combined statements of operations, owners' deficit and cash flow of Simon Property Group, the predecessor to SPG, LP, for the period from January 1, 1993 to December 19, 1993, and the related financial statement schedule as of December 31, 199_, all included in the Registration Statement No. 333-11491 on Form S-3 filed by the Operating Partnership and SPG, LP under the Act; our reports with respect to SDG and SPG, LP are also incorporated by reference and/or included in that Registration Statement, as amended on November 21, 1996, and the Prospectus Supplement ________ __, 199_. The Registration Statement and the Prospectus Supplement are herein referred to as the Registration Statement.

In connection with the Registration Statement:

            1. We are independent public accountants with respect to SDG, the Operating Partnership, and SPG, LP within the meaning of the Act and the applicable published rules and regulations thereunder.

            2. In our opinion, the financial statements and schedules audited by us and incorporated by reference and/or included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related published rules and regulations.

            3. We have not audited any financial statements of SDG or SPG, LP as of any date or for any period subsequent to December 31, 199_; although we have conducted audits of SDG and SPG, LP for the year ended December 31, 199_, the purpose (and therefore the scope) of the audits was to enable us to express our opinion on the consolidated financial statements as of December 31, 199_, and for the year then ended, but not on the consolidated financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinions: (i) on the unaudited consolidated and condensed balance sheet as of _________ __, 199_, and the unaudited consolidated condensed balance sheet as of _________ __, 199_, and the unaudited consolidated condensed statements of operations, owners' equity and cash flows for the [three-month and] nine-month periods ended _________ __, 199_ and 199_, included in SDG's quarterly report on Form 10-Q for the quarter ended _________ __, 199_, as amended, incorporated by reference in the Registration Statement or in the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 199_, (ii) on the unaudited consolidated condensed balance sheet as of _________ __, 199_, and the unaudited consolidated condensed statements of operations, partners' equity and cash flows for the nine-month periods ended _________ __, 199_ and 199_, included in SPG, LP's quarterly report on Form 10-Q for the quarter ended _________ __, 199_, as amended, incorporated by reference and included in the Registration Statement or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 199_ or (iii) on the unaudited consolidated condensed balance sheet as of _________ __, 199_, and the unaudited consolidated condensed statements of operations, partners' equity and cash flows for the nine-month periods ended _________ __, 199_ and 199_, of the Operating Partnership included in the Registration Statement or on the financial position, results of operations or cash flows as of any date or for any period.

            4. For purposes of this letter we have read the 199_ minutes of meetings of the Board of Directors, Shareholders and Audit and Compensation Committees of the Company's Board of Directors, read the written consents of the Company's Board of Directors and the Executive Committee of the Company's Board of Directors and the minutes of SD Property Group, Inc.'s ("SD Property") Board of Directors, as set forth in the minute books at ________ __, 199_, officials of the Company and SD Property having advised us that the minutes of all such meetings through that date were set forth therein, and have carried out other procedures to ________ __, 199_, as follows (our work did not extend to November 26, 1996):

                  a. With respect to the nine-month periods ended _________ __, 199_ and 199_, for SDG, the Operating Partnership and SPG, LP we have -

                        (i) Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited consolidated condensed financial statements for these periods, described in 3, included in: (1) SDG's quarterly report on Form 10-Q for the quarter ended _________ __, 199_, as amended, incorporated by reference in the Registration Statement, (2) SPG, LP's quarterly report on Form 10-Q for the quarter ended _________ __, 199_, as amended, incorporated by reference and included in the Registration Statement and (3) the unaudited consolidated condensed balance sheet of the Operating Partnership as of _________ __, 199_, and the unaudited consolidated condensed statements of operations, partners' equity, and cash flows of the Operating Partnership for the nine-month periods ended _________ __, 199_ and 199_, included in the Registration Statement.

                        (ii) Inquired of certain officials of the Company and SD Property who have responsibility for financial and accounting matters whether the unaudited consolidated condensed financial statements referred to in 4.(a)(i) comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related published rules and regulations.

            The foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes. Officials of the Company and SD Property have advised us that no such financial statements as of any date or for any period subsequent to _________ __, 199_, were available.

            5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

                  (i) Any material modifications should be made to the unaudited consolidated condensed financial statements described in 3, incorporated by reference and/or included in the Registration Statement, for them to be in conformity with generally accepted accounting principles.

                  (ii) The unaudited consolidated condensed financial statements described in 3 do not comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related published rules and regulations.

            6. As mentioned in 4, Company and SD Property officials have advised us that no financial statements (for SDG, the Operating Partnership, or SPG, LP) as of any date or for any period subsequent to _________ __, 199_, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after _________ __, 199_, have, of necessity, been even more limited than those with respect to the period referred to in 4. We have inquired of certain officials of the Company and SD Property who have responsibility for financial and accounting matters regarding whether (a) at ________ __, 199_, there was any change in the capital stock or partners' equity, or any increase in mortgages and other notes payable, or any decreases in net assets as compared with amount shown on the _________ __, 199_, unaudited consolidated condensed balance sheets, incorporated by reference or included in the Registration Statement, or (b) for the period from _________ __, 199_ to ________ __, 199_ there were any decreases, as compared with the corresponding period in the preceding year, in revenues, net income, or funds from operations. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe there was any such change, increase or decrease, except in all instances for changes, increases or decreases, that the Registration Statement, including documents incorporated by reference therein, discloses have occurred or may occur. Management of the Company and SD Property have represented to us that complete data is not available with regard to operating results including revenues, net income or funds from operations for the period from _______ _, 199_ to ________ __, 199_, or net assets and mortgages and other notes payable at ________ __, 199_, and therefore, management is unable to represent whether there have been any decreases in revenues, net income or funds from operations during the period _______ _, 199_ to ________ __, 199_, as compared to the same period in the preceding period or any decrease in net assets or any increases in mortgages and other notes payable at ________ __, 199_, as compared to _________ __,
                  199_, except in all instances for changes, increases or decreases that the Registration Statement, including documents incorporated by reference therein, discloses have occurred or may occur.

            7.    At your request, we have -

                  (a) Read the unaudited pro forma combined condensed balance sheet as of _________ __, 199_, of the Operating Partnership, and the unaudited pro forma combined condensed statements of operations for the year ended ________ __, 199_, and the nine-month period ended
                        _________ __, 199_, of the Operating Partnership included in the Registration Statement.

                  (b) Inquired of certain officials of the Company and SD Property who have responsibility for financial and accounting matters about -

                        (i) The basis for their determination of the pro forma adjustments, and

                        (ii) Whether the unaudited pro forma combined condensed financial statements referred to in 7a. comply as to form in all material respects with the applicable accounting requirements of rule 11-02 of Regulation S-X.

                  (c) Proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma combined condensed financial statements.

                  The foregoing procedures are substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion. The foregoing procedures would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representation about the sufficiency of such procedures for your purposes.

            8. Nothing came to our attention as a result of the procedures specified in paragraph 7, however, that caused us to believe that the unaudited pro forma combined condensed financial statements referred to in 7a., included in the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements. Had we performed additional procedures or had we made an examination of the pro forma combined condensed financial statements, other matters might have come to our attention that would have been reported to you.

            9. For purposes of this letter, we have also read the items identified by you on the attached copy of the Registration Statement, SDG's Annual Report on Form 10-K for the year ended ________ __, 199_, as amended, SDG's quarterly report on Form 10-Q for the nine-month period ended _________ __, 199_, as amended, SDG's Prospectus/Joint Proxy Statement dated June 28, 1996, and SPG, LP's Annual Report on Form 10-K for the year ended ________ __, 199_, as amended, and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

                        A Compared to or recalculated from the audited financial statements or notes thereto included in SDG's or SPG, LP's Annual Report on Form 10-K for the year ended ________ __, 199_, each as amended, and found the amounts or percentages to be in agreement.

                        Q Compared to or recalculated from the unaudited consolidated condensed financial statements or notes thereto included in SDG's or SPG, LP's quarterly report on Form 10-Q for the nine-month period ended September 30, 1996, each as amended, and found the amounts or percentages to be in agreement.

                        M     Verified arithmetical accuracy.

                        P Compared to or recalculated from unaudited internal schedules (worksheets) or reports prepared by Company and SD personnel and found the amounts or percentages to be in agreement. Amounts were rounded to the nearest whole dollar or percentage where applicable.

                        F Compared to or recalculated from the unaudited pro forma combined condensed financial statements or notes thereto included in the Registration Statement, and found the amounts to be in agreement.

            10. Our audits of the financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein nor any other period did we perform audit tests for the purposes of expressing an opinion on individual balances or accounts or summaries of selected transactions such as those enumerated above and, accordingly, we express no opinion thereon.

            11. It should be understood that our work with respect to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in SDG's report on Form 10-K for the year ended ________ __, 199_, as amended, report on Form 10-Q for the nine-month period ended _________ __, 199_, as amended, incorporated by reference in the Registration Statement, and SPG, LP's report on Form 10-K for the year ended ________ __, 199_, as amended, and report on Form 10-Q for the nine-month period ended _________ __, 199_, as amended, incorporated by reference and included in the Registration Statement, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Operating Partnership included in the Registration Statement was limited to applying the procedures stated above and thus we make no representations regarding the adequacy of disclosure or, other than with respect to the noted results of the specified procedures applied, the accuracy of the discussion contained therein or whether any facts have been omitted.

            12. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency of your purposes of the procedures enumerated in the preceding paragraphs, also, such procedures would not necessarily reveal any material misstatement of the amounts, or percentages referred to above. Further, we have addressed ourselves solely to the foregoing data as set forth, or incorporated by reference, in the Registration Statement and make no representations regarding the adequacy of the disclosure or regarding whether any material facts have been omitted.

            13. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company and subsidiaries in connection with the offering of the securities covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.



                                                ARTHUR ANDERSEN LLP